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Exhibit 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 22, 1998 in this Form 8-K on the combined statement of revenue and certain expenses of the RREEF Properties into the Company's previously filed Registration Statements on Forms S-3 (File No. 333-20999 and 333-39155) and Forms S-8 (File No. 333-14243 and File No. 333-28427).

                                   ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
  January 27, 1998